TRANSFER AGENCY SERVICES AGREEMENT

         THIS AGREEMENT is made as of June 26, 2000 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and HILLVIEW INVESTMENT TRUST II, a Delaware business trust (the "Fund").

                              W I T N E S S E T H:

        WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Definitions. As Used in this Agreement:

        (a)     "1933 Act" means the Securities Act of 1933, as amended.

        (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

        (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.
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        (d)     "CEA" means the Commodities Exchange Act, as amended.

        (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 50% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parents(s) during the term of this Agreement.

        (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

        (g)     "SEC" means the Securities and Exchange Commission.

        (h) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

        (i) "Shares" mean the shares of beneficial interest in any series or Portfolio.

        (j) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

        (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

        (b)     A  copy  of  the  Fund's  most  recent  effective   registration
                statement;

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        (c)     A copy of the advisory  agreement with respect to each Portfolio
                ("Portfolio");

        (d) A copy of the distribution agreement with respect to each class of Shares of each Portfolio;

        (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

        (f) Copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio;

        (g) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

        (h) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

5.      Instructions.

        (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

        (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of

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                the Fund's shareholders,  unless and until PFPC receives Written
                Instructions to the contrary.

        (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.      Right to Receive Advice.

        (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

        (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

        (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which

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                constitutes willful misfeasance,  bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

        (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

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8.      Confidentiality.  PFPC  agrees to keep  confidential  the records of the
        Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

12. Indemnification. (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities

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        arising under the Securities  Laws and any state and foreign  securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes
        (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or
        (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations.

        (b) Upon the assertion of a claim for which either party may be required to indemnify the other under this Agreement, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

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13.     Responsibility of PFPC.

        (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement, and shall indemnify the Fund for such damages, to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

        (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

        (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which

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                the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

14.     Description of Services.

        (a)     Services Provided on an Ongoing Basis, If Applicable.

                (i)     Calculate 12b-1 payments;

                (ii)    Maintain proper shareholder registrations;

                (iii) Review new applications and correspond with shareholders to complete or correct information;

                (iv)    Direct payment processing of checks or wires;

                (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                (vi)    Countersign share certificates;

                (vii)   Prepare  and  mail  to   shareholders   confirmation  of
                        activity;

                (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                (ix)    Mail duplicate  confirmations to broker-dealers of their
                        clients'   activity,   whether   executed   through  the
                        broker-dealer or directly with PFPC;

                (x) Provide periodic shareholder lists and statistics to the clients;

                (xi)    Provide    detailed    data    for    underwriter/broker
                        confirmations;

                (xii) Prepare periodic mailing of year-end tax and statement information;

                (xiii)  Notify  on  a  timely  basis  the  investment   adviser,
                        accounting agent, and custodian of fund activity; and

                (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

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        (b)     Services  Provided  by PFPC Under Oral  Instructions  or Written
                Instructions.

                (i)     Accept and post daily Fund purchases and redemptions;

                (ii) Accept, post and perform shareholder transfers and exchanges;

                (iii)   Pay dividends and other distributions;

                (iv)    Solicit and tabulate proxies; and

                (v) Issue and cancel certificates (when requested in writing by the shareholder).

        (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

                (i)     A purchase order;

                (ii)    Proper  information to establish a shareholder  account;
                        and

                (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

        (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

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                (ii)    Transfer  authorizations  are signed by the recordholder
                        when Shares are held in book-entry form.

                  When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

        (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

        (f)     Shareholder Account Services.

                (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                        -       Any pre-authorized check plan; and

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                        -       Direct  purchases  through  broker wire  orders,
                                checks and applications.

                (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                        - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
                        - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or
                        - Redemption of Shares from an account with a checkwriting privilege.

        (g)     Communications    to    Shareholders.    Upon   timely   Written
                Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

                (i)     Reports to shareholders;

                (ii)    Confirmations of purchases and sales of Fund shares;

                (iii)   Monthly or quarterly statements;

                (iv)    Dividend and distribution notices;

                (v)     Proxy material; and

                (vi)    Tax form information.

                In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

        (h) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

                (i) Name, address and United States Tax Identification or Social Security number;

                (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

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                (iv)    Any  stop  or   restraining   order  placed   against  a
                        shareholder's account;

                (v) Any correspondence relating to the current maintenance of a shareholder's account;

                (vi)    Information with respect to withholdings; and

                (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

        (i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

        (j) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

        (k)     Withdrawal of Shares and Cancellation of Certificates.

                Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.

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16.      Change  of  Control.   Notwithstanding  any  other  provision  of  this
         Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement will be suspended from the time of such agreement until two years after the Change of Control; provided that this provision will not apply to any termination of this Agreement by the Fund which termination is the result of a material breach of this Agreement by PFPC which is not remedied following 30 days notice of such breach from the Fund to PFPC.

17.     Notices.  All  notices  and  other  communications,   including  Written
        Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention:
        President; (b) if to the Fund, at ___________________, Attention: or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. Use of Fund's Name. PFPC shall not use the name of the Fund or the Portfolios in a manner not approved prior thereto, provided, however, PFPC may use without such approval use of its name in representative client lists which merely refer in accurate terms to the appointment of

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        PFPC  hereunder or which are  required by the SEC or a state  securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

20. Security. PFPC represents and warrants that, to the best of its knowledge, the various procedures and systems which PFPC has implemented with regard to safeguarding from loss or damage the Fund's blank checks, records and other data and PFPC's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are commercially reasonable. The parties may review such systems and procedures on a periodic basis.

21. Registration as a Transfer Agent. PFPC represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material changes in its status as a registered transfer agent.

22. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or The PNC Financial Services Group, Inc., provided that (i) PFPC gives the Fund 30 days prior written notice of such assignment or delegation, (ii) the delegate or assignee is registered and qualified under the 1934 Act to act as a transfer agent; (iii) the assignee or delegate agrees to comply with the relevant provision of the 1940 Act, and (iv) PFPC and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).

23.     Counterparts.   This   Agreement   may  be   executed  in  two  or  more
        counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.     Miscellaneous.

        (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

        (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

        (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (g) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         PFPC INC.

                                         By: /s/ Stephen M. Wynne

                                         Title: President



                                         HILLVIEW INVESTMENT TRUST II


                                         By: /s/ David M. Spungen

                                         Title: President

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of June 26, 2000, is Exhibit A to that certain Transfer Agency Services Agreement dated as of June 26, 2000 between PFPC Inc. and Hillview Investment Trust II.

                                   PORTFOLIOS

                               Hillview Alpha Fund

                        Hillview International Alpha Fund

                           AUTHORIZED PERSONS APPENDIX

Name (Type)                                  Signature

______________________________               ______________________________

______________________________               ______________________________

______________________________               ______________________________

______________________________               ______________________________

______________________________               ______________________________

______________________________               ______________________________

______________________________               ______________________________

______________________________               ______________________________






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